Exhbit B-1

                              ALABAMA POWER COMPANY
                               Birmingham, Alabama

                                 ---------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         To be Held on December 14, 2000

                                 ---------------


    NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of Alabama Power Company will be held in our auditorium at 600 North 18th Street, Birmingham, Alabama, on December 14, 2000 at 10:30 a.m., Central time, to consider and act on the following proposal, as more fully described in the attached Proxy Statement:

        PROPOSAL: To amend the Charter to provide to the holders of Preferred Stock the right to vote at all elections of directors of the Company, with each share of $100 Preferred Stock and each share of 1988 Auction Preferred Stock entitled to two-fifths vote, each share of $25 Preferred Stock entitled to one-tenth vote and each share of 1993 Auction Preferred Stock entitled to 400 votes, voting with the Company's Common Stock as a single class. Such voting rights shall be in addition to any special voting rights that holders of Preferred Stock currently have in accordance with state law and provisions of the Charter;

and for the purpose of transacting any and all business in connection with the foregoing and any other business that may properly come before said meeting or any adjournments or postponements thereof.

    Only shareholders of record at the close of business on October 30, 2000 (except for the 1988 Auction Preferred Stock, for which the record date will be November 8, 2000) will be entitled to notice of and to vote at said meeting or any adjournments or postponements thereof.

    For the reasons set forth in the attached Proxy Statement, you are urged to vote FOR the proposal.

    YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE MARK, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. In the event you are able to attend the meeting, you may revoke the Proxy by voting your shares in person.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         William E. Zales, Jr.
                                         Vice President and Corporate Secretary

Birmingham, Alabama
November 7, 2000

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                              ALABAMA POWER COMPANY
                               Birmingham, Alabama

                                 ---------------

                         SPECIAL MEETING OF SHAREHOLDERS
                         To be Held on December 14, 2000

                                 ---------------

                                 PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Alabama Power Company, an Alabama corporation, from the holders (the "Preferred Shareholders") of the 5.20% Series and the 5.83% Series of our outstanding Class A preferred stock, with stated capital of $25 per share (collectively, the "$25 Preferred Stock"), the 4.20% Series, the 4.52% Series, the 4.60% Series, the 4.64% Series, the 4.72% Series and the 4.92% Series of our outstanding preferred stock, with par value of $100 per share (collectively, the "$100 Preferred Stock"), the 1988 Auction Series of our outstanding Class A preferred stock, with stated capital of $100 per share (the "1988 Auction
Preferred Stock"), and the 1993 Auction Series of our outstanding Class A preferred stock, with stated capital of $100,000 per share (the "1993 Auction Preferred Stock" and, together with the $25 Preferred Stock, the $100 Preferred Stock and the 1988 Auction Preferred Stock, the "Preferred Stock"). Such Proxies are to be used at our Special Meeting of Shareholders to be held in our auditorium at 600 North 18th Street, Birmingham, Alabama, on December 14, 2000 at 10:30 a.m., Central time, or any adjournments or postponements of such meeting (the "Special Meeting"). If the Proposed Amendment (as defined herein) is approved and adopted by our shareholders, we will make a special cash payment (the "Special Cash Payment") equal to 0.50% of the par value or stated capital, as applicable, per Share (as defined herein) (except that the Special Cash Payment shall equal 0.25% of the stated capital per Share for the 1988 Auction Series and the 1993 Auction Series) (or $0.50 per Share of $100 Preferred Stock, $0.125 per Share for $25 Preferred Stock, $0.25 per Share of 1988 Auction Preferred Stock and $250.00 per Share of 1993 Auction Preferred Stock) for each Share voted FOR the Proposed Amendment. If you vote against the Proposed Amendment or abstain from voting, you will not be entitled to the Special Cash Payment (regardless of whether the Proposed Amendment is approved and adopted).

    The Securities and Exchange Commission (the "Commission") has approved this proxy solicitation under the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act"). This Proxy Statement is first being mailed on or about November 7, 2000. The record date is October 30, 2000 for all Preferred Stock except for the 1988 Auction Preferred Stock, for which the record date is November 8, 2000 (each, a "Record Date" and collectively, the "Record Dates").

    Our principal executive offices are located at 600 North 18th Street, Birmingham, Alabama 35291 and our telephone number is (205) 257-1000.

    OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENT.

                                     SUMMARY

    Our Board of Directors is soliciting proxies from all holders of the shares of each series of our outstanding preferred stock (the "Shares") for use at the Special Meeting. The Special Meeting is being held to consider an amendment to our charter (the "Charter") which would give to the Preferred Shareholders the right to vote at all elections of directors of the Company.

    We will pay certain soliciting dealers fees. See "Solicitation of Proxies."

    If the Proposed Amendment is approved and adopted by our shareholders, we will make a Special Cash Payment equal to 0.50% of the par value or stated capital, as applicable, per Share (except that the Special Cash Payment shall equal 0.25% of the stated capital per Share for the 1988 Auction Series and the 1993

Auction Series) (or $0.50 per Share of $100 Preferred Stock, $0.125 per share of $25 Preferred Stock, $0.25 per Share of 1988 Auction Preferred Stock and $250.00 per Share of 1993 Auction Preferred Stock) for each Share voted FOR the Proposed Amendment.

    You may call D. F. King & Co., Inc. (the "Information Agent") at (800) 769-5414 (toll free) if you have any questions or need assistance in voting your shares. Banks and brokers should call the Information Agent at (212) 269-5550 (collect). If you need additional copies of this Proxy Statement, the Proxy or other proxy materials, you should contact the Information Agent, and such copies will be furnished to you promptly at our expense.

    The above summary is qualified in its entirety by, and you should read carefully, the more detailed information appearing elsewhere in this Proxy Statement.

                        EXECUTION AND REVOCATION OF PROXY

    The enclosed Proxy is solicited by our Board, which recommends voting FOR the Proposed Amendment. We have been advised that all shares of our common stock will be voted FOR the Proposed Amendment. If you intend to vote at the Special Meeting by proxy, you must use the enclosed Proxy. Shares of our outstanding Preferred Stock represented by properly executed Proxies received at or prior to the Special Meeting will be voted in accordance with the instructions on the Proxy. If no instructions are indicated, duly executed Proxies will be voted FOR the Proposed Amendment. It is not anticipated that any other matters will be brought before the Special Meeting; however, the enclosed Proxy gives discretionary authority to the proxy holders named therein should any other matters be presented at the Special Meeting, and the proxy holders intend to act on any other matters in their discretion.

    Execution of the Proxy will not prevent you from attending the Special Meeting and voting in person. You may revoke your proxy at any time before it is voted by delivering to our Corporate Secretary written notice of revocation bearing a later date than the Proxy, by delivering a duly executed Proxy bearing a later date or by voting in person by ballot at the Special Meeting.

                              SPECIAL CASH PAYMENTS

    Subject to the terms and conditions set forth in this Proxy Statement, if (but only if) the Proposed Amendment is approved and adopted by our shareholders, we will make a Special Cash Payment to each Preferred Shareholder who voted FOR the Proposed Amendment. The Special Cash Payment will equal 0.50% of the par value or stated capital, as applicable, per Share (except that the Special Cash Payment shall equal 0.25% of the stated capital per Share for the 1988 Auction Preferred Stock and the 1993 Auction Preferred Stock) (or $0.50 per Share of $100 Preferred Stock, $0.125 per Share of $25 Preferred Stock, $0.25 per Share of 1988 Auction Preferred Stock and $250.00 per Share of 1993 Auction Preferred Stock) for each Share held by such Preferred Shareholder and voted FOR the Proposed Amendment. Special Cash Payments will be made to Preferred Shareholders as of the applicable Record Date only in respect of each Share that is voted FOR the adoption of the Proposed Amendment. If you vote against the Proposed Amendment or abstain from voting, you will not be entitled to the Special Cash Payment (regardless of whether the Proposed Amendment is approved and adopted). If the Proposed Amendment is approved and adopted, Special Cash Payments will be paid out of our general funds, promptly after the Proposed Amendment becomes effective. No accrued interest will be paid on the Special Cash Payments regardless of any delay in making such payments.

    Only holders of record of all shares entitled to vote at the close of business on the applicable Record Date or persons obtaining a proxy from the holders of record on the applicable Record Date will be entitled to vote in person or by proxy at the Special Meeting. Any beneficial holder of Shares who is not the registered holder of such Shares as of the applicable Record Date (as would be the case for any beneficial holder whose Shares are registered in the name of such holder's broker, dealer, commercial bank, trust company or other nominee) must arrange with the record Preferred Shareholder to execute and deliver a proxy form on such beneficial owner's behalf. If a beneficial holder of Shares intends to attend the Special Meeting and vote in person, such beneficial holder must obtain a legal proxy form from his or her broker, dealer, commercial bank, trust company or other nominee. We will make Special Cash Payments only to Preferred Shareholders who are registered holders as of the applicable Record Date. Any beneficial owner of Shares who is not the registered holder of such Shares as of the applicable Record Date must arrange with the record Preferred Shareholder to receive his proportionate interest in the Special Cash Payments made to such record Preferred Shareholder. We will not have any responsibility or liability for any aspect of the records relating to or payments made on account of any beneficial owner's interest in the Special Cash Payments made to a record Preferred Shareholder.

                               PROPOSED AMENDMENT

Business to Come Before the Special Meeting

    The following proposed amendment (the "Proposed Amendment") to our Charter is the only item of business expected to be presented at the Special Meeting:

        To amend the Charter to provide to the holders of Preferred Stock the right to vote at all elections of directors of the Company, with each share of $100 Preferred Stock and each share of 1988 Auction Preferred Stock entitled to two-fifths vote, each share of $25 Preferred Stock entitled to one-tenth vote and each share of 1993 Auction Preferred Stock entitled to 400 votes, voting with the Company's Common Stock as a single class. Such voting rights shall be in addition to any special voting rights that holders of Preferred Stock currently have in accordance with state law and provisions of the Charter.

    THE FOLLOWING STATEMENTS ARE SUMMARIES OF THE SUBSTANCE OR GENERAL EFFECT OF PROVISIONS OF THE CHARTER, AND ARE QUALIFIED IN THEIR ENTIRETY BY THE CHARTER AND ARTICLE IX, SECTION C, "VOTING POWERS" THEREIN. SEE APPENDIX A OF THIS PROXY STATEMENT FOR THE TEXT OF THE PROVISIONS TO BE ADDED.

Reasons for the Proposed Amendment

    The proposed spin-off of Southern Energy, Inc. ("Southern Energy") by The Southern Company ("Southern") is intended to be a tax-free reorganization within the meaning of Sections 368 and 355 of the Internal Revenue Code of 1986, as amended (the "Code"). In order to constitute such a tax-free spin-off, Section 355 of the Code requires, among other things, that Southern have "control" not only of Southern Energy, but also of us. For this purpose, "control" is defined as the ownership of stock possessing at least 80% of the total combined voting power of all classes of a corporation's stock which are entitled to vote, and at least 80% of the total number of shares of all other classes of stock. "Voting stock" essentially is defined as stock which is entitled to vote in the election of directors. Furthermore, such "control" must be obtained in a transaction in which gain or loss is not recognized. The Proposed Amendment is designed to constitute a tax-free recapitalization under which our preferred stock will become voting stock by giving such preferred stock at least a fractional vote in the election of directors. When the voting preferred stock is considered along with the voting common stock that Southern owns, Southern will own at least 80% of the total combined voting power of all classes of stock entitled to vote, and thus will have the requisite "control" of us for tax purposes. On August 1, 2000, Southern received a favorable private letter ruling from the Internal Revenue Service ("IRS") with respect to the proposed spin-off and related transactions, including this proxy solicitation and the Proposed Amendment.

Certain Effects of the Proposed Amendment

    The common stock, all of which is owned by Southern, will constitute approximately 81.5% of the total voting power of all of our outstanding stock, including the Preferred Stock, considered as a single class. Following adoption of the Proposed Amendment, Southern will still be able to elect our entire Board of Directors without the vote of the holders of any shares of Preferred Stock.

                                  VOTING SHARES

    October 30, 2000 for all Preferred Stock except the 1988 Auction Preferred Stock and November 8, 2000 for the 1988 Auction Preferred Stock have been fixed as the Record Dates for the determination of shareholders entitled to notice of and to vote at the Special Meeting.

    Our Charter authorizes the issuance of 6,000,000 shares of common stock, $40 par value, of which 5,608,955 shares are outstanding. All of the outstanding shares are owned by Southern.

    Our Charter also authorizes the issuance of 3,850,000 shares of $100 preferred stock, par value $100 per share, and 27,500,000 shares of Class A preferred stock, par value $1 per share. There are 475,115 shares of the $100 preferred stock and 8,500,200 shares of the Class A preferred stock outstanding on the Record Dates. Those shares are publicly held and are divided into six separate series of $100 preferred stock and four separate series of Class A preferred stock. Those series constitute individual series of $100 preferred stock and Class A preferred stock, respectively, and vary from each other with respect to dividend rates, redemption prices and amounts payable on liquidation. All of such outstanding shares of our Preferred Stock are entitled to vote on the Proposed Amendment as a single class, each share of $100 Preferred Stock and each share of 1998 Auction Preferred Stock being entitled to one vote, each share of $25 Preferred Stock being entitled to one-quarter vote and each share of 1993 Auction Preferred Stock being entitled to 1,000 votes.

    Pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a beneficial owner of a security is any person who directly or indirectly has or shares voting or investment power over such security. No person or group is known by us to be the beneficial owner of more than 5% of the Shares as of November 3, 2000.

    Our officers and directors as a group owned, as of November 3, 2000, less than 1% of the total number of Shares and of the common stock of Southern.

                       VOTING REQUIREMENTS AND PROCEDURES

    We can only take action on the Proposed Amendment if a quorum of Preferred Shareholders is present, in person or by proxy, at the Special Meeting. Therefore, it is very important that you return your completed and signed Proxy. A majority of the total eligible outstanding votes of Preferred Shareholders, voting together as a single class, constitutes a quorum. Once a Share is represented for any purpose at the Special Meeting (other than solely to object to holding the Special Meeting or to transacting business at the Special Meeting), it is deemed present for quorum purposes for the remainder of the Special Meeting. Abstentions will be counted as present for purposes of determining the presence or absence of a quorum. Broker non-votes will not be counted as present for quorum purposes. Broker non-votes are votes that brokers holding shares of record for their customers are not permitted to be cast because the brokers have not received specific instructions from their customers.

    Adoption of the Proposed Amendment requires that the holders of the shares of our capital stock then outstanding and entitled to vote (i.e., the common stock) cast more votes FOR the Proposed Amendment than against it. Southern, the owner of all of our outstanding shares of common stock, has advised us that it intends to vote all of the outstanding shares of common stock FOR the Proposed Amendment.

    Because the rights of all Preferred Shareholders will be affected by the Proposed Amendment, adoption of the Proposed Amendment also requires the approval of the Preferred Shareholders voting together as a single class. Assuming a quorum is present, in person or by proxy, the Proposed Amendment will be approved if the votes cast FOR the Proposed Amendment exceed the votes cast against it. Therefore, abstentions and broker non-votes will have no effect on the adoption or rejection of the Proposed Amendment.

    Votes at the Special Meeting will be tabulated preliminarily by D. F. King & Co., Inc., the Information Agent. Inspectors of Election, duly appointed by the presiding officer of the Special Meeting, will definitively count and tabulate the votes and determine and announce the results at the Special Meeting. We have no established procedure for confidential voting.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Balch & Bingham LLP, our counsel, the following summary describes the principal United States Federal income tax consequences of the receipt of Special Cash Payments in connection with the approval and adoption of the Proposed Amendment. This summary is based on the Code, administrative pronouncements, judicial decisions and existing and proposed Treasury
Regulations, changes to any of which subsequent to the date of this Proxy Statement may adversely affect the tax consequences described in this Proxy Statement, possibly on a retroactive basis. This summary is addressed to Preferred Shareholders who hold Shares as capital assets within the meaning of
Section  1221  of the  Code.  This  summary  does  not  discuss  all of the  tax consequences that may be relevant to you in light of your particular circumstances or to Preferred Shareholders subject to special rules (including, but not limited to, certain financial institutions, tax-exempt organizations, insurance companies, dealers in securities or currencies, foreign persons or entities who own or have owned, actually or constructively, more than five percent of such Shares, Preferred Shareholders who acquired their Shares pursuant to the exercise of stock options or other compensation arrangements with us or Preferred Shareholders holding the Shares as part of a conversion transaction, as part of a hedge or hedging transaction or as a position in a straddle for tax purposes). YOU SHOULD CONSULT YOUR TAX ADVISOR WITH REGARD TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

    As used in this Proxy Statement, the term "United States Holder" means a beneficial owner of a Share that is for United States Federal income tax purposes (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof; (iii) an estate, the income of which is subject to United States Federal income taxation regardless of its source; or (iv) any trust that is not a foreign trust under Section 7701(a)(31) of the Code. As used in this Proxy Statement, the term "Non-United States Holder" means a beneficial owner of a Share that is not a United States Holder.

Tax Considerations Generally

    Your receipt of a Special Cash Payment will be a taxable transaction for United States Federal income tax purposes. However, you, whether or not you receive Special Cash Payments, will not recognize any taxable income or loss with respect to the Shares as a result of the modification of the Charter by the Proposed Amendment.

Special Cash Payments

    United States Holders. The Federal income tax consequence of your receipt of a Special Cash Payment is not entirely clear. We will, for Federal income tax withholding and information reporting purposes, treat Special Cash Payments as ordinary, non-dividend income to recipient United States Holders.

    Non-United States Holders. We will treat Special Cash Payments paid to Non-United States Holders as subject to withholding of United States Federal income tax at a rate of 30%. However, a Special Cash Payment that is effectively connected with the conduct of a trade or business by a Non-United States Holder within the United States will not be subject to such withholding tax (provided such Non-United States Holder provides two originals of IRS Form 4224 (or successor form) stating that such Special Cash Payments are so effectively connected), but instead will be subject to United States Federal income tax on a net income basis at applicable graduated individual or corporate rates. Any such effectively connected Special Cash Payments received by a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

    A Non-United States Holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Backup Withholding

    ANY PREFERRED SHAREHOLDER WHO VOTES FOR THE PROPOSED AMENDMENT AND WHO FAILS TO COMPLETE AND SIGN THE SUBSTITUTE FORM W-9 THAT IS INCLUDED IN THE PROXY MATERIALS (OR, IN THE CASE OF A FOREIGN PREFERRED SHAREHOLDER, FORM W-8 OBTAINABLE FROM THE INFORMATION AGENT) MAY BE SUBJECT TO A REQUIRED FEDERAL INCOME TAX BACKUP WITHHOLDING OF 31% OF THE SPECIAL CASH PAYMENT. To prevent United States Federal income tax backup withholding with respect to the Special Cash Payment, a United States Holder must provide the Information Agent with the Preferred Shareholder's correct Taxpayer Identification Number ("TIN") and certify that the Preferred Shareholder is not subject to backup withholding of Federal income tax by completing the Substitute Form W-9 included in the proxy materials. Certain Preferred Shareholders (including, among others, all corporations and certain foreign shareholders) are exempt from backup withholding. For a corporate United States Holder to qualify for such exemption, such Preferred Shareholder must provide the Information Agent with a properly completed and executed Substitute Form W-9 attesting to its exempt status. In order for a foreign Preferred Shareholder to qualify as an exempt recipient, the foreign holder must submit a Form W-8, Certificate of Foreign Status, signed under penalties of perjury, attesting to that Preferred Shareholder's exempt status. A copy of Form W-8 may be obtained from the Information Agent.

    Unless you provide the appropriate certification, under the applicable law and regulations concerning "backup withholding" of United States Federal income tax, our paying agent will be required to withhold, and will withhold, 31% of the gross proceeds otherwise payable to you or such other payee. The amount of any backup withholding from a payment to you will be allowed as a credit against your United States Federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS. However, backup withholding is not required for amounts subject to 30% withholding discussed above under "Special Cash Payments -- Non-United States Holders."

                             SOLICITATION OF PROXIES

    We will bear the cost of the solicitation of proxies. We have engaged D. F. King & Co., Inc. to act as Information Agent in connection with the solicitation of proxies for a fee of $9,000 plus unit fees per Preferred Shareholder contacted, plus reimbursement of reasonable out-of-pocket expenses.

    With respect to the Shares of Preferred Stock described below voted FOR the Proposed Amendment, if the Proposed Amendment is approved and adopted, we will pay a soliciting dealer fee (the "Soliciting Dealer Fee") to a Soliciting Dealer (as defined below) of an amount equal to 0.50% of the par value or stated capital, as applicable, per Share of the 4.20% Series, 4.52% Series, 4.60% Series, 4.64% Series, 4.72% Series, 4.92% Series, 5.20% Series and 5.83% Series; provided, however, with respect to transactions for beneficial owners whose ownership equals or exceeds 2,500 Shares of any such series of our Preferred Stock, we will not pay such a Soliciting Dealer Fee.

    A designated Soliciting Dealer is an entity obtaining the Proxy, if the Proxy shall indicate its name and it is (a) any broker or dealer in securities, which is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (b) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting proxies outside the United States to the same extent as though it were an NASD member, or (c) any bank or trust company (each of which is referred to herein as a "Soliciting Dealer"). No such fee shall be payable to a Soliciting Dealer with respect to the solicitation of proxies unless the Proxy designates such Soliciting Dealer. No such fee shall be payable to a Soliciting Dealer in respect of Shares registered in the name of such Soliciting Dealer unless such Shares are held by such Soliciting Dealer as nominee and such Shares are being voted for the benefit of one or more beneficial owners identified on the Notice of Solicited Proxies (included in the materials provided to brokers and dealers). No such fee shall be payable to a Soliciting Dealer with respect to the solicitation of proxies by the holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer. No such fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer the amount of such fee to a depositing holder

(other than itself). No such fee shall be paid to a Soliciting Dealer with respect to solicitation of proxies for such Soliciting Dealer's own account. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of us or the Information Agent for purposes of the proxy solicitation.

    Soliciting  Dealers will include any organization  described in clauses (a),
(b) or (c) above even when the activities of such organization in connection with the proxy solicitation consist solely of forwarding to clients materials relating to the proxy solicitation and rendering proxies as directed by beneficial owners thereof. No Soliciting Dealer is required to make any recommendation to holders of Shares as to whether to vote for or against the Proposed Amendment. No assumption is made, in making payment to any Soliciting Dealer, that its activities in connection with the proxy solicitation included any activities other than those described above, and for all purposes noted in all materials relating to the proxy solicitation, the term "solicit" shall be deemed to mean no more than "processing shares voted" or "forwarding to customers materials regarding the proxy solicitation."

    Proxies will be solicited by mail or by telephone. In addition, our officers and employees or affiliates may also solicit proxies personally or by telephone; such persons will receive no additional compensation for these services. The Information Agent has not been retained to make, and will not make, solicitations or recommendations, other than conveying information related to the recommendations of the Board, in connection with the Proposed Amendment.

    We have requested that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of shares of our outstanding Preferred Stock held of record by such persons and will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

    The solicitation of proxies has been approved by the Commission under the Holding Company Act. An application has been filed with the Commission under the Holding Company Act requesting approval of the Proposed Amendment.

                    WHAT NUMBER TO GIVE THE INFORMATION AGENT

    The TIN you are required to give the Information Agent is the social security number or employer identification number of the registered owner of the Shares. If the Shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

    You are required to provide the Information Agent with (i) in the case of a United States Holder, a TIN and a certification on Substitute Form W-9 that the IRS has not notified you that you are subject to backup withholding, or (ii) in the case of a Non-United States Holder, a properly completed Form W-8. Failure to provide the information on either Substitute Form W-9 or Form W-8 may subject you to a $50 penalty imposed by the IRS and to 31% Federal income tax backup withholding on the payment of the Special Cash Payment. You may indicate "Applied For" in Part 1 of the Substitute Form W-9 if you have not been issued a TIN and have applied for a number or intend to apply for a number in the near future. If you indicate "Applied For" in Part 1 of the Substitute Form W-9 and you do not provide the Information Agent with a TIN by the time of payment, our paying agent will withhold 31% on the payment of the Special Cash Payment and thereafter until a TIN is provided.

                         FINANCIAL AND OTHER INFORMATION

    We are subject to the informational requirements of the Exchange Act and, in accordance with the Exchange Act, we file reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; or Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including us. Reports, proxy materials and other information about us are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    Our financial statements and related information included in our Annual Report on Form 10-K for the year ended December 31, 1999, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000 and our Current Reports on Form 8-K dated February 16, 2000 and May 11, 2000, each as filed with the Commission, are hereby incorporated by reference. All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting (or any adjournment or postponement thereof) shall be deemed to be incorporated by reference in this Proxy Statement and to be a part of this Proxy Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Proxy Statement will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or in any other subsequently filed document that is deemed to be incorporated by reference in this Proxy Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

    We will provide without charge to you, on your written or oral request, a copy of any or all of our documents described above that have been incorporated by reference in this Proxy Statement, other than exhibits to such documents. You should direct your requests to Corporate Secretary, Alabama Power Company, 600 North 18th Street, Birmingham, Alabama 35291, telephone: (205) 257-1000. The information relating to us contained in this Proxy Statement does not purport to be comprehensive and should be read together with the information contained in the documents incorporated by reference.

    You should direct any questions or requests for assistance in connection with this Proxy Statement and the accompanying Proxy to D. F. King & Co., Inc. at (800) 769-5414 (toll free). Banks and brokers should call the Information Agent at (212) 269-5550 (collect). Requests for additional copies of this Proxy Statement, the Proxy or other proxy materials may be directed to the Information Agent, and such copies will be furnished to you promptly at our expense.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    No representative of Arthur Andersen LLP, our independent public accountants, is expected to be present at the Special Meeting unless prior to the day of the Special Meeting our Corporate Secretary has received written notice from a Preferred Shareholder addressed to the Corporate Secretary at Alabama Power Company, 600 North 18th Street, Birmingham, Alabama 35291, that such Preferred Shareholder will attend the Special Meeting and wishes to ask questions of a representative of Arthur Andersen LLP.

                               DELIVERY OF PROXIES

    Properly executed Proxies must be received by mail at or prior to the time of the Special Meeting, which will be held on December 14, 2000. Proxies may be mailed to D. F. King & Co., Inc. A postage paid return envelope is enclosed for your convenience.

                                  OTHER MATTERS

    The Board of Directors knows of no matter other than the Proposed Amendment to come before the Special Meeting. If any other matters properly come before the Special Meeting or any adjournment or postponement of the Special Meeting, it is intended that the persons designated as proxies in the enclosed Proxy will vote on such matters in their discretion.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         William E. Zales, Jr.
                                         Vice President and Corporate Secretary

Birmingham, Alabama
November 7, 2000

                                   APPENDIX A

       PROVISIONS OF THE CHARTER TO BE MODIFIED BY THE PROPOSED AMENDMENT

    Unless otherwise defined, capitalized terms used herein are used as defined in the Charter.

    The first paragraph of Section C, "Voting Powers", of Article IX is hereby deleted in its entirety and replaced with the following:

        At all elections of directors of the consolidated corporation, the holders of preferred stock and Class A preferred stock shall have full voting rights with the holders of common stock, all voting together as a single class; each holder of preferred stock and Class A preferred stock with a stated value of $100 being entitled to two-fifths vote for each share thereof standing in his name, each holder of Class A preferred stock with a stated value of $25 per share being entitled to one-tenth vote for each share thereof standing in his name, each holder of Class A preferred stock with a stated value of $100,000 being entitled to 400 votes for each share thereof standing in his name and each holder of common stock being entitled to one vote for each share thereof standing in his name. On all other matters, except on matters in respect of which the laws of the State of Alabama shall provide that all stockholders shall have the right to vote irrespective of whether such right shall have been relinquished by any of such stockholders and except as otherwise herein provided, the holders of common stock shall have the exclusive right to vote.

        Notwithstanding the foregoing, whenever and as often as four quarterly dividends payable on the preferred stock or Class A preferred stock of any class shall be in default, in whole or in part, the holders of the preferred stock and Class A preferred stock of all classes shall have the exclusive right, voting separately and as a single class, to vote for and to elect the smallest number of directors that shall constitute a majority of the then authorized number of directors of the consolidated corporation. In the event of defaults entitling the preferred stock and the Class A preferred stock to vote as aforesaid, the holders of common stock shall have the exclusive right, voting separately and as a class, to vote for and to elect the greatest number of directors that shall constitute a minority of the then authorized number of directors of the consolidated corporation. In each such instance in which the holders of the preferred stock and the Class A preferred stock are entitled to vote separately and as a single class or to vote together with the holders of the common stock, other than for the election of directors, the relative voting power of the various classes of stock shall be computed as hereinafter provided. These additional voting rights of the holders of the preferred stock and Class A preferred stock shall cease, however, when all defaults in the payment of dividends on their stock shall have been cured, and such dividends shall be declared and paid out of any funds legally available therefor as soon as, in the judgment of the Board of Directors, is reasonably practicable.

    The lead in language (preceding clause (a)) to the last paragraph of Section C, "Voting Powers", of Article IX, is hereby deleted in its entirety and replaced with the following:

        For the purposes of the foregoing provisions, other than when the holders of the preferred stock, the Class A preferred stock and the common stock vote together as a single class for the election of directors, the preferred stock and the Class A preferred stock of all classes shall be deemed to be a single class, and the relative voting power of each class of preferred stock, Class A preferred stock and common stock shall be determined as follows:

    Questions or requests for assistance may be directed to the Information Agent at its telephone number and address listed below. Requests for additional copies of this Proxy Statement, the accompanying Proxy and other proxy materials may be directed to the Information Agent, and such copies will be furnished promptly at our expense.

                             The Information Agent:

                             D. F. KING & CO., INC.
                                 77 Water Street
                            New York, New York 10005

                 Banks and Brokers Call Collect: (212) 269-5550

                    All Others Call Toll Free: (800) 769-5414

    Properly executed Proxies must be received by mail at or prior to the Special Meeting which will be held on December 14, 2000. Such Proxies should be sent to:

By Mail                                    By Courier
D. F. King & Co., Inc.                     D. F. King & Co., Inc.
c/o Corporate Election Services, Inc.      c/o Corporate Election Services, Inc.
P.O. Box 2400                              200 Corporate Center Drive
Pittsburgh, PA 15230                       Suite 175
                                           Moon Township, PA 15108